CONFIDENTIAL
Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("Agreement"), dated effective as of March 29, 2013 (the "Effective Date"), is entered into by and between Dyax Corp., a Delaware corporation with a principal place of business at 55 Network Drive, Burlington, MA 01803 ("Dyax" or “the Company”) and Ivana Magovcevic-Liebisch of 208 Collins Road, Waban Massachusetts 02468 ("Consultant").

WHEREAS, as of the Effective Date, Consultant is an employee of Dyax; and

WHEREAS, Consultant will be terminating her employment with Dyax as of the close of business on March 29, 2013 (the "Termination Date");

WHEREAS, Dyax desires that Consultant provide consulting services to Dyax after the Termination Date; and

WHEREAS, Consultant is willing to provide such consulting services on the terms and conditions set forth herein.

NOW THERFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dyax and Consultant hereby agree as follows:

1.
Consulting Services.   From and after the Termination Date, Consultant shall provide up to eight (8) hours per calendar month of consulting services upon Dyax's request and at times that are reasonably convenient for both parties.  Such consulting services shall be related to:

•	Dyax's historical and ongoing commercial activities;
•	Dyax's historical and ongoing business development and licensing activities; and
•	Dyax's historical and ongoing legal and intellectual property activities;

together with such other responsibilities as Dyax may reasonably request or designate in connection therewith (the "Consulting Services").  Consultant shall report to Gustav Christensen and will perform and discharge, faithfully, diligently and to the best of Consultant's ability, all duties and responsibilities hereunder in a professional manner in accordance with the terms and conditions of this Agreement and the policies set by Dyax from time to time.  Notwithstanding the foregoing, Consultant shall not be required to provide any services on any specific matter that Consultant reasonably and in good faith believes would represent a conflict of interest with respect to her then current employer.

2.
Consulting Fee.  No consulting fee will be due from Dyax to Consultant for the Consulting Services.  In lieu of any such fee, Dyax will (i) allow those Dyax stock options listed on Exhibit A (the "Option Exchange Options") to continue to vest during the term of this Agreement, and (ii) extend the period in which Consultant may exercise the Option Exchange Options and the vested portion of any other Dyax stock options granted to Consultant during the term of her employment with Dyax and listed on Exhibit A (the "Vested Stock Options") so that the Option Exchange Options and the Vested Stock Options will remain exercisable until the earlier of:

(a)	thirty (30) days after Consultant's receipt written of notice from Dyax of an alleged breach of this Agreement, provided that such breach remains uncured during such thirty (30) day period; or

(b)	the second anniversary of the expiration of the Term of this Agreement;

provided that in no event may any option be exercised by Consultant after the stated term of the stock option in effect before giving any effect to this Agreement (i.e. the "expiration date" of such option).

CONFIDENTIAL

Consultant hereby acknowledges and understands the changes that have been made to the Option Exchange Options and the Vested Stock Options and further acknowledges that such extension represents full and fair consideration for the Consulting Services and all other obligations set forth herein.

Dyax hereby represents and warrants that, before giving any effect to this Agreement, the stated term of the Option Exchange Options and the Vested Stock Options was not earlier than the second anniversary of the expiration of the Term of this Agreement.

Dyax hereby represents and warrants that it has the ability and authority to extend and modify the Option Exchange Options and the Vested Stock Options to the extent contemplated by this Agreement, and that such extension or modification is in accordance with all applicable plan documents.  In addition, Dyax hereby represents and warrants that except as expressly provided herein, Consultant’s status under Section 7 of this Agreement as an independent contractor will not otherwise affect or restrict her ability to exercise  the Option Exchange Options or the Vested Stock Options or to continue to vest in the Option Exchange Options.

3.
Change in Control.  In the event of a Change in Control of Dyax during the Term of this Agreement, all of Consultant’s unvested Option Exchange Options and unvested Vested Stock Options as of the date of such Change in Control shall become immediately exercisable and remain exercisable for the time period set forth in Section 2 above.  For purposes of this Agreement, a Change of Control shall mean an event or occurrence set forth in any one or more of subsections (a) through (d) below:

(a)
any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly (other than as a result of acquisitions of such securities from the Company), of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors;

(b)
individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Agreement, considered to be a member of the Incumbent Board;

(c)
the consummation of a merger, share exchange or consolidation of the Company or any subsidiary of the Company with any other entity (each a "Business Combination"), other than (A) a Business Combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) beneficial ownership, directly or indirectly, of a majority of the combined voting power of the Company or the surviving entity (including any person that, as a result of such transaction, owns all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after such Business Combination or (B) a merger, share exchange or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) is or becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(d)
the stockholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets but excluding a sale or spin-off of a product line, business unit or line of business of the Company if the remaining business is significant as determined by the Company's board of directors in its sole discretion.

CONFIDENTIAL

4.
Expenses. Dyax will reimburse Consultant for all pre-authorized out-of-pocket expenses reasonably incurred by Consultant in connection with the Consulting Services.  Consultant shall provide Dyax with monthly invoices detailing any expenses subject to reimbursement by Dyax (which shall be itemized and accompanied by actual bills, receipts, or other evidence of expenses).  Invoices will be payable by Dyax within thirty (30) days of receipt.

5.	Benefits. Except as expressly stated herein, Consultant shall not be entitled to participate in, or receive benefits under, any of Dyax's employee benefit plans or arrangements.

6.
Limitation on Authority of Consultant.  Notwithstanding anything contained in this Agreement to the contrary, neither Consultant nor any employee of Consultant shall be authorized to take any action on behalf of Dyax without Dyax's prior written consent.

7.
Independent Contractor.  At all times during the term of this Agreement, Consultant is and shall be an independent contractor in providing the Consulting Services hereunder.  Except as expressly set forth herein, this Agreement shall not be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other party or any of their employees or agents, or any other person or entity.

8.	Competition and Solicitation.

(a)	During the term of this Agreement, Consultant shall not, without Dyax's prior written consent, directly or indirectly, as principal, employee, consultant, partner or stockholder of, or in any capacity with, any business enterprise (other than as a holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company):

(i)	develop, design, produce, market, sell or render (or assist any other person or entity in developing, designing, producing, marketing, selling or rendering) any product, process or service which is identical to, substantially the same as, or an adequate substitute for any product, process or service of Dyax in existence or under development as of the Effective Date of this Agreement and on which Consultant worked or about which Consultant acquired Confidential Information; (ii) solicit or divert any of the business being conducted by Dyax; or (iii) solicit or divert any business that Consultant affirmatively knows by virtue of this Agreement is being actively pursued by Dyax with any customer or partner.

(b)	Until April 1, 2014, Consultant shall not, directly or indirectly solicit, take away or hire any employees or exclusive consultants of Dyax.

(c)
For the avoidance of doubt, the parties acknowledge and agree that it shall not be a breach of this Agreement or any other agreement between Dyax and Consultant for Consultant to accept employment with Teva Pharmaceutical Industries, Ltd. (“Teva”) effective April 1, 2013, or for Consultant to solicit and/or hire her former assistant, Mary Brunco.

9.
Intellectual Property.  Consultant shall promptly and fully disclose to Dyax any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other intellectual property (whether or not reduced to practice and whether or not protectable under state, federal or foreign patent, copyright, trade secrecy or similar laws) conceived, developed or reduced to practice by Consultant in connection with the performance of the Consulting Services or resulting from the Confidential Information acquired or generated by Consultant  ("Intellectual Property").  Consultant agrees to assign, and does hereby assign, to Dyax and its successors and assigns, without further consideration, the entire right, title and interest in and to the Intellectual Property. Consultant further agrees to execute all applications for patents and/or copyrights, domestic or foreign, assignments and other papers necessary to secure and enforce rights related to such Intellectual Property.  The parties acknowledge that all original works of authorship which are made by Consultant within the scope of the Consulting Services and which are protectable by copyrights are "works made for hire," as that term is defined in the United States Copyright Act (17 USCA 101).

CONFIDENTIAL

10.
Confidential Information.  Dyax and Consultant agree that the Confidentiality Agreement, dated January 2, 2001 executed in connection with Consultant's employment by Dyax (the "Confidentiality Agreement", a copy of which is appended hereto), is in full force and effect and that the obligations of Consultant under the Consulting Agreement shall also be deemed to be obligations of Consultant under this Agreement.  As used herein the term "Confidential Information" shall have the meaning given to it under the Confidentiality Agreement.

11.
Injunctive Relief.  The parties hereto recognize that, if Consultant fails or refuses to perform any obligations under Sections 8, 9 or 10 above, the remedy at law for such failure or refusal may be inadequate. Accordingly, in addition to any other remedies available, Consultant hereby acknowledges and agrees that Company shall be entitled to seek injunctive relief in order to ensure compliance with Sections 8, 9 or 10.

12.
Other Obligations.  Consultant represents and warrants that Consultant is not presently under a contractual obligation or other restriction which is inconsistent with Consultant’s execution of this Agreement or the performance of the Consulting Services, and during the term of this Agreement, Consultant will not enter into any agreement, either written or oral, which conflicts with this Agreement or limits the ability of Consultant to furnish the Consulting Services in any way.  Dyax acknowledges and agrees that during the Term of this Agreement, Consultant will be employed by Teva.

13.	Term and Termination.

(a)	The term of this Agreement shall commence on the Effective Date and, unless earlier terminated in accordance with Section 13(b) below, shall continue until April 1, 2015 (the "Term").

(b)
Furthermore, in the event of a material breach or default by a party, the other party can terminate this Agreement by giving the defaulting party forty-five (45) days prior written notice, unless the defaulting party has cured the relevant breach within such forty-five (45) day period.  In the event of any termination under this Section 11(b), Dyax shall be obligated to reimburse Consultant any expenses incurred in accordance with Section 4 above.  For the avoidance of doubt, any options that vested prior to such termination shall remain exercisable for ninety (90) days following such termination.

(c)	Termination shall not relieve Consultant of obligations pursuant to Sections 8, 9 and 10 of this Agreement.

14.
Governing Law.  This Agreement shall be governed in all respects, including construction, validity, terms, performance and waiver, by the laws of the Commonwealth of Massachusetts without giving effect to the conflicts of laws rules therefor.  Both parties agree to submit to jurisdiction in Massachusetts and further agree that any cause of action arising under this Agreement may be brought in a court in Suffolk County, Massachusetts.

15.
Notices.   Any notice or other communication required or which may be given hereunder shall be in writing and either be personally delivered or be mailed, certified, registered or overnight mail, postage prepaid and shall be deemed given when or so delivered or, if mailed, 72 hours after the time of such mailing, as follows:

If to Consultant:	If to Dyax:
Ivana Magovcevic-Liebisch 208 Collins Road Waban, MA 02468	Dyax Corp. 55 Network Drive Burlington, MA 01803 Attention: Chief Executive Officer Attention: General Counsel

Each party may change the persons and addresses to which notices or other communications are to be sent by giving written notice of any such change in the manner provided for herein for giving notice.

16.
Use of Names.  Except as may be required to comply with any local, state or federal law or regulations, Consultant shall not release any information relative to the terms of this Agreement or the Consulting Services performed hereunder without the prior written consent of Dyax.  In addition, Dyax shall not use the name of Consultant in any advertising or other form of publicity without the prior written consent of Consultant.  Notwithstanding the foregoing, it shall not be a breach of this Section 16 for Consultant to generally inform Teva of the existence of this Agreement and her general obligations to Dyax hereunder.

17.
Successors: Assignment.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns provided however, neither Consultant nor Dyax may assign this Agreement without the prior written consent of the other party which may be reasonably withheld in the sole discretion of such party.

18.
Amendment: Waiver.  No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto. The waiver of any provisions hereof shall be effective only if in writing and signed by the parties hereto, and then only in specific instance and for the particular purpose for which it was given. No failure to exercise, and no delay in exercising, any right or power hereunder shall operate as waiver thereof.

19.
Entire Agreement.  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes all previous written or oral representations, agreements and understandings between Dyax and Consultant, including, without limitation, the Executive Retention Agreement between Dyax and Consultant dated December 22, 2010.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

IVANA MAGOVCEVIC-LIEBISCH:	DYAX CORP.

By: Gustav Christensen

/s/Ivana Magovcevic-Liebisch	/s/Gustav Christensen
Signature	Signature

CONFIDENTIAL

Exhibit A

DYAX CORP
OUTSTANDING AND EXERCISABLE BY PRICE
AS OF 03/29/2013

Name	Number	Option Date	Option Price	Shares Outstanding	Shares Not Currently Exercisable (Unvested)	Shares Currently Exercisable (Vested)
OPTION EXCHANGE OPTIONS:						
Magovcevic-Liebisch, Ivana	RP002023	06/20/2012	$2.060	2,500	2,500	0
Magovcevic-Liebisch, Ivana	RP002402	06/20/2012	$2.060	19,722	19,722	0
Magovcevic-Liebisch, Ivana	RP002609	06/20/2012	$2.060	1,242	1,242	0
Magovcevic-Liebisch, Ivana	RP002610	06/20/2012	$2.060	7,033	7,033	0
Magovcevic-Liebisch, Ivana	RP002681	06/20/2012	$2.060	5,000	5,000	0
Magovcevic-Liebisch, Ivana	RP003724	06/20/2012	$2.060	22,888	22,888	0
Magovcevic-Liebisch, Ivana	RP003725	06/20/2012	$2.060	103,778	103,778	0
Magovcevic-Liebisch, Ivana	RP002022	06/20/2012	$2.060	9,687	9,687	0
Magovcevic-Liebisch, Ivana	RP003468	06/20/2012	$2.060	2,604	2,604	0
Magovcevic-Liebisch, Ivana	RP003469	06/20/2012	$2.060	13,020	13,020	0
Magovcevic-Liebisch, Ivana	RP003189	06/20/2012	$2.060	5,376	5,376	0
Magovcevic-Liebisch, Ivana	RP003190	06/20/2012	$2.060	44,623	44,623	0
Magovcevic-Liebisch, Ivana	RP002981	06/20/2012	$2.060	29,311	29,311	0
Magovcevic-Liebisch, Ivana	RP003183	06/20/2012	$2.060	3,385	3,385	0
Magovcevic-Liebisch, Ivana	RP003184	06/20/2012	$2.060	9,114	9,114	0
Magovcevic-Liebisch, Ivana	RP002745	06/20/2012	$2.060	40,000	40,000	0
Magovcevic-Liebisch, Ivana	RP002096	06/20/2012	$2.060	7,724	7,724	0
Magovcevic-Liebisch, Ivana	RP002967	06/20/2012	$2.060	13,148	13,148	0
Magovcevic-Liebisch, Ivana	RP002968	06/20/2012	$2.060	6,851	6,851	0
Magovcevic-Liebisch, Ivana	RP002248	06/20/2012	$2.060	19,896	19,896	0
Magovcevic-Liebisch, Ivana	RP002602	06/20/2012	$2.060	4,103	4,103	0
Magovcevic-Liebisch, Ivana	RP002980	06/20/2012	$2.060	8,188	8,188	0
Magovcevic-Liebisch, Ivana	RP002401	06/20/2012	$2.060	4,277	4,277	0
				383,470	383,470	0
OTHER OPTIONS:						
Magovcevic-Liebisch, Ivana	00003509	02/11/2009	$2.390	18,133	0	18,133
Magovcevic-Liebisch, Ivana	00003510	02/11/2009	$2.390	3,742	0	3,742
Magovcevic-Liebisch, Ivana	00003910	02/09/2011	$1.910	30,846	22,885	7,961
Magovcevic-Liebisch, Ivana	00003911	02/09/2011	$1.910	91,863	68,156	23,707
Magovcevic-Liebisch, Ivana	00004109	02/24/2012	$1.480	132,917	105,729	27,188
Magovcevic-Liebisch, Ivana	00004291	10/10/2012	$2.290	95,833	89,583	6,250
Magovcevic-Liebisch, Ivana	00004292	10/10/2012	$2.290	4,167	0	4,167
				377,501	286,353	91,148
		TOTALS		**760,971**	**669,823**	**91,148**

The "Option Exchange Options" (383,470)

The "Vested Options" (91,148)